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                                                                    EXHIBIT 99.2

                                EXAR CORPORATION
                            STOCK OPTION GRANT NOTICE
                          (2000 EQUITY INCENTIVE PLAN)


Exar Corporation (the "Company"), pursuant to its 2000 Equity Incentive Plan (the "Plan"), hereby grants to Optionholder a nonstatutory stock option to purchase the number of shares of the Company's Common Stock set forth below. This option is subject to all of the terms and conditions as set forth herein and in the Stock Option Agreement, the Plan and the Notice of Exercise, all of which are attached hereto and incorporated herein in their entirety.

Optionholder:                           ________________________________________
Date of Grant:                          ________________________________________
Vesting Commencement Date:              ________________________________________
Number of Shares Subject to Option:     ________________________________________
Exercise Price (Per Share):             ________________________________________
Total Exercise Price:                   ________________________________________
Expiration Date:                        ________________________________________

VESTING SCHEDULE:      1/4th of the Shares vest on each of the first four
                       anniversaries of the Vesting Commencement Date.

PAYMENT: By one or a combination of the following items (described in the Stock Option Agreement):

                                By cash or check
                                Pursuant to a Regulation T Program if the Shares are publicly traded
                                By delivery of already-owned
                                Shares if the Shares are publicly traded

ADDITIONAL TERMS/ACKNOWLEDGEMENTS: The undersigned Optionholder acknowledges receipt of, and understands and agrees to, this Grant Notice, the Stock Option Agreement and the Plan. Optionholder further acknowledges that as of the Date of Grant, this Grant Notice, the Stock Option Agreement and the Plan set forth the entire understanding between Optionholder and the Company regarding the acquisition of stock in the Company and supersede all prior oral and written agreements on that subject with the exception of (i) options previously granted and delivered to Optionholder under the Plan and other plans of the Company, and
(ii) the following agreements only:

     OTHER AGREEMENTS:        __________________________________________________

                              __________________________________________________


EXAR CORPORATION                           OPTIONHOLDER:


By:_______________________________         _____________________________________
              Signature                                   Signature

Title:____________________________         Date:________________________________

Date:_____________________________

ATTACHMENTS:  Stock Option Agreement, 2000 Equity Incentive Plan and Notice of
              Exercise


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                                  ATTACHMENT I

                             STOCK OPTION AGREEMENT








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                                  ATTACHMENT II

                           2000 EQUITY INCENTIVE PLAN








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                                 ATTACHMENT III

                               NOTICE OF EXERCISE




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                               NOTICE OF EXERCISE




Exar Corporation
49720 Kato Road
Fremont, CA 94538                              Date of Exercise: _______________

Ladies and Gentlemen:

         This constitutes notice under my nonstatutory stock option that I elect to purchase the number of shares for the price set forth below.

         Stock option dated:                         _______________

         Number of shares as
         to which option is
         exercised:                                  _______________

         Certificates to be
         issued in name of:                          _______________

         Total exercise price:                       $______________

         Cash payment delivered
         herewith:                                   $______________

         By this exercise, I agree (i) to provide such additional documents as you may require pursuant to the terms of the 2000 Equity Incentive Plan and (ii) to provide for the payment by me to you (in the manner designated by you) of your withholding obligation, if any, relating to the exercise of this option.


                                              Very truly yours,



                                              __________________________________